EXHIBIT 99.2

PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 28	October 29	October 28	October 29
	2007	2006	2007	2006
Net sales	$101,571	$115,297	$421,479	$454,875
Costs and expenses:
Cost of sales	(81,614)	(79,166)	(321,958)	(307,851)
Selling, general and administrative	(14,585)	(15,777)	(61,507)	(62,215)
Research and development	(4,015)	(4,353)	(17,300)	(27,337)
Consolidation, restructuring, and related charges	-	(2,423)	-	(15,639)
Gain on sale of facility	-	-	2,254	-
Operating income	1,357	13,578	22,968	41,833
Other income (expense), net	(96)	(739)	916	3,553
Income before income taxes and minority interest	1,261	12,839	23,884	45,386
Income tax (provision) benefit	(784)	(1,139)	3,178	(10,462)
Income before minority interest	477	11,700	27,062	34,924
Minority interest	(115)	(1,881)	(2,539)	(5,592)
Net income	$362	$9,819	$24,523	$29,332

Earnings per share:
Basic	$0.01	$0.24	$0.59	$0.71
Diluted	$0.01	$0.21	$0.56	$0.66
Weighted average number of common shares
outstanding:
Basic	41,611	41,442	41,539	41,369
Diluted	41,624	51,179	51,282	51,072